Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Post-Effective Amendment No. 3 to Form S-1 to the Registration Statement of VanEck Merk Gold Trust (formerly known as Merk Gold Trust) on Form S-3, of our report dated April 26, 2016 on the January 31, 2016 financial statements and financial highlights of VanEck Merk Gold Trust, which appear by reference in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

BBD, LLP

Philadelphia, Pennsylvania

May 23, 2016